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                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of Abaxis, Inc. of our report dated April 25, 2002 (May 8, 2002 as to the ninth paragraph of Note 7), appearing in the Annual Report on Form 10-K/A of Abaxis, Inc. for the year ended March 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/  Deloitte & Touche LLP

San Jose, California
December 20, 2002